TIDAL ETF TRUST 485BPOS

Exhibit 99.(g)(i)(18)

EIGHTEENTH AMENDMENT

TO THE CUSTODY AGREEMENT

THIS EIGHTEENTH AMENDMENT effective as of the last date of the signature block, to the Custody Agreement (the “Agreement”) dated as of December 21, 2018, as amended, is entered into by and between TIDAL ETF TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit B, as amended to add the following ETFs:

• Aztlan Global Stock Selection DM SMID ETF
• Unlimited Hedge Fund Gross Returns Replication ETF
• Noble Absolute Return ETF
• Newday Sustainable Development Equity ETF

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.	Amended Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Eighteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TIDAL ETF TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Eric Falkeis	By:	/s/ Gregory Farley
Name:	Eric Falkeis	Name:	Gregory Farley
Title:	President	Title:	Senior Vice President
Date:	8/11/2022	Date:	8/12/2022

Amended Exhibit B to the Custody Agreement

Separate Series of Tidal ETF Trust

Name of Series

SoFi Select 500 ETF
SoFi Next 500 ETF
SoFi Social 50 ETF
SoFi Gig Economy ETF
SoFi Weekly Income ETF
SoFi Weekly Dividend ETF
SoFi Web 3 ETF

RPAR Risk Parity ETF UPAR Ultra Risk Parity ETF

SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SP Funds S&P Global REIT Sharia ETF

Adasina Social Justice All Cap Global ETF

Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF

ATAC US Rotation ETF
ATAC Credit Rotation ETF

Sound Fixed Income ETF
Sound Enhanced Fixed Income ETF
Sound Equity Income ETF
Sound Enhanced Equity Income ETF
Sound Total Return ETF

Acruence Active Hedge U.S. Equity ETF

American Customer Satisfaction ETF

SonicSharesTM Global Shipping ETF

iClima Distributed Smart Energy ETF

Robinson Alternative Yield Pre-Merger SPAC ETF

ZEGA Buy and Hedge ETF

FolioBeyond Rising Rates ETF

Home Appreciation U.S. REIT ETF

Elevate Shares 2X Daily BLOK ETF
Elevate Shares 2X Daily METV ETF
Elevate Shares 2X Daily BETZ ETF

Newday Ocean Health ETF
Newday Diversity, Equity & Inclusion ETF
Newday Sustainable Development Equity ETF

Ionic Inflation Protection ETF

Constrained Capital ESG Orphans ETF
Constrained Capital ESG Orphans Daily Inverse ETF

Aztlan Global Stock Selection DM SMID ETF

Unlimited Hedge Fund Gross Returns Replication ETF

Noble Absolute Return ETF

Name of Series for Exhibit C-2

Gotham Enhanced 500 ETF
Gotham 1000 Value ETF

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